Exhibit 99.3

FORM OF
REVOCABLE PROXY
SPECIAL MEETING OF SHAREHOLDERS
OF FIDELITY D & D BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints [•] and [•], and each of them, as proxies, with full power of substitution, to represent and vote all of the shares of Fidelity D & D Bancorp, Inc.’s (“Fidelity”) common stock held of record by the undersigned at the close of business on __________, 2020, at the Special Meeting of Shareholders to be held at the main office of Fidelity D & D Bancorp, Inc., at Blakely and Drinker Streets, Dunmore, Pennsylvania 18512 on ___________________, 2020, at __________ ___.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the Board of Directors of Fidelity.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and joint proxy statement/prospectus dated ________________, 2020, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, by providing written notification to the Secretary of Fidelity and voting in person.

Proposals −

1. To approve and adopt the Agreement and Plan of Reorganization, dated as of December 9, 2019, by and among Fidelity D & D Bancorp, Inc., The Fidelity Deposit and Discount Bank, MNB Corporation and Merchants Bank of Bangor which provides, among other things, for the merger of MNB with and into Fidelity, the conversion of each share of MNB common stock immediately outstanding prior to the merger into 1.039 shares of Fidelity common stock, and the issuance of shares of Fidelity common stock to MNB shareholders in connection with the merger, all as described in the joint proxy statement/prospectus, and the transactions in connection therewith.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve a proposal to adjourn or postpone the special meeting of shareholders, if more time is needed, to allow Fidelity to solicit additional votes in favor of the reorganization agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

Dated:_______________________, 2019	______________________________ Signature of Shareholder
______________________________ Signature of Shareholder

This proxy must be dated, signed by the shareholder(s), and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.